Exhibit 10.9

Execution Version

MERQUEO S.A.S.

LIMITED WAIVER LETTER

IDB Invest Loan Number 13814-01

Merqueo S.A.S.
Carrera 97A No 9A-50
Bogotá, Colombia

Attention: Miguel Mc Allister and Felipe Ossa Rodríguez

BY EMAIL

September 29th, 2022

Re:	Loan Agreement – Limited Waivers

Ladies and Gentlemen:

Reference is made to the Loan Agreement dated as of April 27, 2022 (the “Loan Agreement”) between Merqueo S.A.S. (the “Borrower”) and Inter-American Investment Corporation (“IDB Invest”), as lender. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

Pursuant to a notice and request letter dated August 20, 2022 (the “Request Letter”), the Borrower informed IDB Invest that on August 17, 2022 the shareholder’s assembly of the Borrower authorized raising US$17,000,000 (the “Emergency Fund”) in the following manner: (i) issuing Series D Preferred Shares, (ii) issuing warrants convertible into Series D Preferred Shares (each a “Warrant”) and (iii) incurring debt of up to US$3,000,000 (the “Facility”).

Further, the Borrower requested that: (i) IDB Invest make the Interest Reserve Amount available for disbursement, for purposes other than the payment of interest, in exchange for a Warrant; and (ii) IDB Invest waive 5.2.12 (Negative Covenants - Permitted Financial Debt) of the Loan Agreement, to the extent such covenant would restrict the Borrower from entering into the Facility.

The Borrower and IDB Invest have discussed the foregoing and have agreed that: (i) IDB Invest will grant certain limited waivers, as set forth herein, which would permit the Borrower to enter into the Facility; and (ii) as consideration for such limited waivers, notwithstanding the Borrower’s request regarding the Interest Reserve Amount, the Interest Reserve Amount will be cancelled and no longer available for disbursement. This limited waiver letter is intended to formally document the foregoing.

1. Limited Waivers By signing this limited waiver letter, IDB Invest:

(a) hereby waives the Borrower’s failure to comply with the below-listed covenants and any Event of Default that may have resulted therefrom:

(i)	Section 5.3.1(a) (Audited Financial Statements), insofar as the Borrower has failed to deliver audited Financial Statements for the 2021 Financial Year (it being acknowledged that such delays have been caused by the implementation of certain audits and verifications by Ernst & Young and the Borrower is taking steps to comply with Section 5.3.1(a)); and

MERQUEO S.A.S.	-2-	Execution Version

(ii)	Section 5.3.2 (Unaudited Quarterly Financial Statements), insofar as the Borrower has failed to deliver unaudited Financial Statements for the Financial Quarter ending on June 30, 2022 and the related information described in Section 5.3.2 (it being acknowledged that such delays have been caused by the implementation of certain audits and verifications by Ernst & Young and the Borrower is taking steps to comply with Section 5.3.2); and

(b) hereby waives, for the purpose of allowing the Borrower to carry out the transactions relating to the Emergency Fund, Section 5.2.12 (Negative Covenants - Permitted Financial Debt) of the Loan Agreement insofar as such covenant restricts the incurrence of any Financial Debt other than the Financial Debt listed in such Section and would thereby prohibit the Borrower from entering into the Facility.

The limited waiver set forth in paragraph 1 (a) above is subject to the Borrower’s obligation to deliver the infonnation referenced therein no later than November 30th, 2022, and on such date such limited waiver shall expire and said Sections 5.3.1(a) (Audited Financial Statements) and 5.3.2 (Unaudited Quarterly Financial Statements) considered as in compliance. The limited waiver set forth in paragraph 1(b) above shall remain in effect for so long as debt under the Facility remains outstanding.

2. Cancellation of Interest Reserve Amount; Further Obligations. In consideration of the limited waivers set forth in paragraph I, the Borrower hereby:

(a) acknowledges and agrees that:

(i)	the Interest Reserve Amount has been cancelled and shall no longer be available for disbursement (for the avoidance of doubt, the Borrower further acknowledges that the foregoing cancellation does not limit or modify the obligation of the Borrower to make each payment of interest owing to IDB Invest when and as required under the Loan Agreement); and

(ii)	the disbursement of the IDB Invest Loan of US$3,180,000 was the full disbursement of the IDB Invest Loan Commitment under Section 2.1.1 of the Loan Agreement (for the avoidance of doubt, all provisions and references related to the Interest Reserve Amount in the Loan Agreement shall be deemed to be of no further effect); and

(b) agrees to deliver promptly to IDB Invest copies of all legal documentation entered into in connection with the Emergency Fund.

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3. Miscellaneous.

(a) In connection with the limited waivers set forth in paragraph 1, (i) the Borrower represents and warrants to IDB Invest that, except as referenced therein, no Default or Event of Default has occurred and is continuing and (ii) IDB Invest confirms that, except as referenced therein, IDB Invest is not aware of any other Default or Event of Default that has occurred and is continuing.

(b) The Borrower hereby acknowledges that the limited waivers herein are granted for the specific purposes set forth herein and for no other purpose. For the avoidance of doubt, the limited in paragraph l(b) shall not apply to the incurrence of any other debt or financing, whether described in the Request Letter or otherwise.

(c) Notwithstanding the terms of the Loan Agreement, the Borrower and IDB Invest agree that this limited waiver letter shall constitute a “Financing Document” for all purposes under the Loan Agreement.

(d) This limited waiver letter may be executed in counterparts, each of which when taken together, shall constitute one and the same limited waiver letter. Delivery of an executed counterpart signature page to this limited waiver letter by electronic means shall constitute effective execution and delivery hereof.

(e) This limited waiver letter, together with the Loan Agreement and the other Financing Documents, constitutes the entire agreement between the Borrower and IDB Invest with respect to the matters set forth herein and supersedes any and all other documents and understandings, oral or written, relating to the limited waivers set forth herein. Without limiting the foregoing, but for the avoidance of doubt, this limited waiver letter does not amend, modify or waive any of the obligations of the Borrower to make payments, when and as due, under the Loan Agreement and the other Financing Documents.

(f) The Borrower shall be obligated to pay (or reimburse IDB Invest, as the case may be) all costs and expenses relating to the implementation of all matters set forth in this limited waiver letter, including the fees and expenses of IDB Invest’s counsels.

(g) This limited waiver letter shall be governed by New York law and the provisions of Section 7.10 (Applicable Law and Jurisdiction) of the Loan Agreement shall apply to this limited waiver letter as if references to the Loan Agreement therein were references to the Loan Agreement and this limited waiver letter.

(h) The limited waivers set forth in this limited waiver letter: (a) shall not affect, waive or modify any covenant or other term set forth in the Loan Agreement or any other Financing Document, except as specifically set forth herein; (b) shall not affect, waive, modify or prejudice any other rights or remedies of IDB Invest under the Loan Agreement, or any other Financing Documents, or any other rights or remedies available to IDB Invest at law or in equity; and (c) are not, and shall not be deemed to be, a novation under the Loan Agreement and/or any of the other Financing Documents. For the avoidance of doubt, the Loan Agreement and the other Financing Documents shall continue in full force and effect.

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Please acknowledge your agreement and acceptance of the foregoing by countersigning this limited waiver letter in the space provided below and returning your executed signature page to IDB Invest.

[signature pages follow]

MERQUEO S.A.S.	-5-	Execution Version

Sincerely,

INTER-AMERICAN INVESTMENT CORPORATION

By:	/s/ Jorge Pacheco Klein
Name:	Jorge Pacheco Klein
Title:	Chief, Special Assets Division
Risk Management Department

MERQUEO S.A.S.	-6-	Execution Version

ACCEPTED AND AGREED:

MERQUEO S.A.S.

By:	/s/ Felipe Ossa Rodríguez
Name:	Felipe Ossa Rodríguez
Title:	CEO